Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Sypris Solutions, Inc.:

(1)  Registration Statement (Forms S-8 Nos. 333-07195, 33-94544, 333-07199, 333-52589, 333-62781, 333-52593, 333-77883, 333-87882 and 333-87880) pertaining to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees and the Sypris Solutions, Inc. Independent Directors’ Stock Option Plan,

(2)  Registration Statement (Form S-8 No. 333-114982) pertaining to the Sypris Solutions, Inc. 2004 Equity Plan,

(3)  Registration Statement (Form S-8 No. 333-166951) pertaining to the Sypris Solutions, Inc. 2010 Sypris Omnibus Plan; and

(4)  Registration Statement (Form S-8 No. 333-204299) pertaining to the Sypris Solutions, Inc. 2015 Sypris Omnibus Plan;

of our report dated March 20, 2018 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/Crowe Horwath LLP

Louisville, Kentucky

March 20, 2018